CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XI
EL DORADO - ATTACHMENT
FOR 9/30/96 FORM 10-Q

                          PURCHASE AGREEMENT
                          ------------------



                       EL DORADO VIEW APARTMENTS
                            HOUSTON, TEXAS


THIS AGREEMENT is made and entered into as of the ____ day of June, 1996, by and between CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XI, an Illinois limited partnership (hereinafter called "SELLER"), and MERIDIAN CAPITAL CORPORATION, a Texas corporation (hereinafter called "BUYER").


R E C I T A L S

     A. Seller is the owner of that certain property located at 240 El Dorado Boulevard, in the City of Houston, County of Harris, State of Texas, consisting primarily of an apartment complex sometimes known as "El Dorado View Apartments."
     B. Buyer desires to purchase such apartment complex on the terms and conditions hereinafter documented.
NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:
     1. PURCHASE AND SALE. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the land (the "LAND") described in Exhibit "A" attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all improvements, structures, supplies and fixtures located upon the Land, all right, title and interest of Seller in and to those items of personal property described in Exhibit "B" attached hereto and made a part hereof, all right, title and interest of Seller in and to the name "El Dorado View Apartments", and, to the extent assignable, all right, title and interest of Seller in and to all leases, contract rights, agreements, tenant lists, advertising material and telephone exchange numbers (hereinafter, collectively, the "PROPERTY"), all upon the terms covenants and conditions hereinafter set forth.
     2. EFFECTIVE DATE. The Effective Date of this contract shall be the date the "Escrow Holder" (as hereinafter defined) acknowledges its receipt of a fully executed version of this Contract and its agreement to be bound by the provisions hereof.
     3. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property shall be the sum of $6,680,000.
     4. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:
           A. ESCROW DEPOSITS. Concurrently herewith, Buyer shall deliver a bank or cashier's check drawn on a major national money center banking institution reasonably acceptable to Seller (or by other delivery of good funds) in the amount of $25,000 (the "INITIAL ESCROW DEPOSIT") to Near North Title Company, at its offices at 222 North LaSalle, Chicago, Illinois 60601, (Attention: Mr. Chuck Vachout), which company, in its capacity as escrow holder hereunder, is called "ESCROW HOLDER"). The proceeds of such check shall be deposited and held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. In addition, unless Buyer shall have theretofore delivered the "Termination Notice" (as hereinafter defined), Buyer shall deliver an additional deposit in the amount of $25,000 (the "ADDITIONAL DEPOSIT") to Escrow Holder concurrently with the expiration of the "Due Diligence Period" (such quoted terms being hereinafter defined). Such Additional Deposit shall be made by a bank or cashier's check drawn on a major national money center banking institution reasonably acceptable to Seller (or by other delivery of good funds), the proceeds of which shall be deposited and held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. As used herein, the term "ESCROW DEPOSIT" shall mean the Initial Deposit and, from and after the deposit thereof, the Additional Deposit, together with all interest earned on all such amounts so deposited. At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("APPROVED INVESTMENTS"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.
           B. CLOSING PAYMENT. The Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on the "Closing Date", as hereinafter defined (the amount to be paid under this subparagraph B being herein called the "CLOSING PAYMENT").

     5.    CONDITIONS PRECEDENT.
           A.    SURVEY.
                 (1) Seller, at Seller's sole cost and expense, shall deliver or cause to be delivered to Purchaser an "as-built" survey ("SURVEY") (including field notes) with respect to the Land and the Improvements, prepared by a Public Surveyor registered by the State of Texas, prepared in accordance with the Texas Land Survey Standards for land title surveys, setting forth at least the legal description of the Land and the areas and street addresses of the Improvements showing the location of all Improvements, and showing the size and location of all easements, encroachments and encumbrances listed on the "Title Commitment" (as hereinafter defined) [identifying each by volume and page reference, if applicable], reciting the area of the Land, reciting the exact location of the Improvements and each easement, encroachment and encumbrance, showing no portion of the Land situated in an area designated by the U.S. Secretary of Housing and Urban Development (or by any other governmental or quasi-governmental agency or authority having jurisdiction over the Land) as a flood plain, special flood hazard area or general hazard area (except as shown) and showing all visible structures and visible utility lines upon the Land, certified as being in compliance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" and the current Texas Surveyor's Association Standards and Specifications for a Category 1A, Condition II Survey, and otherwise in form to delete the area and boundary exception (the "SURVEY EXCEPTION") in the "Owner's Policy" (as hereinafter defined) except for only "shortages in area." Seller shall reasonably cooperate with Buyer in connection with obtaining any additional survey certifications which may be reasonably requested by Buyer during the Due Diligence Period.
           B.    TITLE MATTERS.
                 (1) TITLE REPORT. Seller has delivered to Buyer a copy of a commitment for title insurance ("TITLE COMMITMENT") covering the Property from First American Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the "TITLE COMPANY"). If Buyer shall fail to deliver the Termination Notice on or before the end of the Due Diligence Period, Buyer shall be deemed to have approved the exceptions to title shown on the Title Commitment and the matters disclosed on the Survey. Approval by Buyer of any additional exceptions to title or survey matter disclosed after the end of the Due Diligence Period shall be a condition precedent to Buyer's obligation to purchase the Property. Unless Buyer gives written notice that it disapproves any such additional exceptions to title or survey matters, stating the exceptions so disapproved, on or before the sooner to occur of 10 days after receipt of written notice thereof or the Closing Date, Buyer shall be deemed to have approved said title exceptions or survey matters. If, for any reason, on or before the Closing Date Seller does not cause such exceptions to title which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) to be removed at no cost or expense to Buyer (Seller having the right but not the obligation to do so), the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate (and Seller and Buyer shall have no further obligations in connection herewith).

Buyer shall have the option to waive the condition precedent set forth in this paragraph 5B(1) by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.
                 (2) TITLE POLICY AT CLOSING. It shall be a condition to Buyer's obligation to purchase the Property that, at Closing, the Title Company modify the Title Commitment (by interlineation or otherwise) so as to then reflect a current irrevocable commitment by the Title Issuer to issue to Purchaser an Owner's Policy of Title Insurance (the "OWNER'S POLICY") in the standard form in use in the State of Texas, insuring good and indefeasible fee simple title to the Land and Improvements in the Purchaser, subject only to the standard printed exceptions and other exceptions herein provided, except:
                      (a)   The exception relating to restrictions
against the Projects shall be deleted, except for such restrictions as may be included in the Permitted Exceptions;
                      (b) The Survey Exception shall be deleted but for "shortages in area";
                      (c) The exception relating to ad valorem taxes shall except only to standby fees and taxes owing for the current and subsequent years and subsequent assessments for prior years due to change in land usage or ownership;
                      (d) Such exceptions to title as may be approved by Buyer pursuant to the provisions of subparagraph B(1) above; and
                      (e) All matters listed on Schedule C (excepting such matters as constitute Permitted Exceptions) shall have been deleted or complied with prior to or at Closing.
Conclusive evidence of the availability of title satisfying the conditions set forth in this Agreement shall be the willingness of Title Company to issue to Buyer on the Closing Date the Title Policy, in the face amount of the Purchase Price, which policy shall show (i) title to the Property to be vested of record in Buyer, and (ii) the above exceptions to be the only exceptions to title (collectively, the "PERMITTED EXCEPTIONS").
           C. DUE DILIGENCE REVIEWS. Buyer shall have until 5:00 p.m. on June 21, 1996 (the "DUE DILIGENCE PERIOD") within which to perform and complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases, service contracts, survey and title matters, and all physical, environmental and compliance matters and conditions respecting the Property. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property upon reasonable advance notice and shall also make available to Buyer such leases, service contracts and other contracts as Buyer shall reasonably request, all upon reasonable advance notice. Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder. Buyer shall at all times conduct any reviews, inspections and examinations of the Property undertaken by or on behalf of Buyer in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as not to interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, cost or expense (the foregoing obligation surviving the Closing of the transactions hereunder and any earlier termination of this Agreement). Without limitation on the foregoing, in no event shall Buyer contact any tenant of the Property without Seller's express written consent nor shall Buyer contact any governmental authority having jurisdiction over the Property without Seller's express written consent (which consent as to governmental authorities shall not be unreasonably withheld). Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. Buyer shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party and in the event of termination hereunder, shall return all documents and other materials furnished by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential. If on or before the expiration of the Due Diligence Period, based upon such reviews, examinations or inspections, Buyer shall determine that it no longer intends to acquire the Property, then Buyer shall promptly notify Seller of such determination in writing (such notice being herein called the "TERMINATION NOTICE"), whereupon this Agreement, and the obligations of the parties hereunder, shall terminate and, upon timely delivery of such Termination Notice, Buyer's Earnest Money Deposit shall be immediately released to Buyer by Escrow Holder. In the event that Buyer shall fail to have delivered the Termination Notice to Seller on or before the expiration of the Due Diligence Period, Buyer shall be deemed to have agreed that the foregoing matters are acceptable to Buyer, that it shall deposit the Additional Deposit, and that it intends to proceed with the acquisition of the Property (and, thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 5C).
     6. CLOSING PROCEDURE. The sale and purchase herein provided shall be consummated at a closing conference ("CLOSING CONFERENCE"), which shall be held on the Closing Date at a location mutually and reasonably acceptable to the parties or, upon the mutual agreement of the parties, by mail or federal express. As used herein, "CLOSING DATE" means thirty (30) days from the end of the Due Diligence Period, or such earlier date as may be agreed upon by Buyer and Seller.
           A. ESCROW. On or before the Closing Date, the parties shall deliver to Escrow Holder, as agent for the Title Company, the following:
(1) by Seller, a duly executed and acknowledged original special warranty deed ("DEED") in the form of Exhibit "D" attached hereto and made a part hereof, and (2) by Buyer, the Closing Payment in immediately available federal funds
           B. DELIVERY TO PARTIES. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Deed shall be delivered to Buyer by depositing the same for recordation, (y) the Closing Payment (and the Deposit) shall be delivered by Title Company to Seller and
(z) at the Closing Conference, the following items shall be delivered:
                 (1) SELLER DELIVERIES. Seller shall deliver to Buyer the following:
                      (a) A duly executed and acknowledged bill of sale, assignment and assumption agreement ("ASSIGNMENT AND ASSUMPTION AGREEMENT") in the form of Exhibit "E" attached hereto and made a part hereof;
                      (b) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller;
                      (c) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and
                      (d)   Such additional documents as may be
reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).
                 (2) BUYER DELIVERIES. Buyer shall deliver to Seller the following:
                      (a) A duly executed and acknowledged Assignment and Assumption Agreement;
                      (b) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and
                      (c)   Such additional documents as may be
reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).
           C. CLOSING COSTS. Seller shall pay the title insurance premium for the Owner's Policy at a rate not in excess of standard issue rates and only to the extent attributable to standard Texas owner's coverage; provided, however, Buyer shall pay the costs attributable to providing title insurance coverage with policy limits in excess of $6,600,000, and Buyer shall further be obligated to pay any costs associated with any extended or special coverage or endorsements, including with respect to the requirements specified in subparagraphs 5B(2)(a), (b) and (c), and the cost of the Survey. In addition, Buyer shall pay all fees, costs or expenses in connection with Buyer's due diligence reviews hereunder. Seller and Buyer shall each pay one-half of the escrow fees of Escrow Holder, and one-half of the recording fees attributable to the Deed.

Seller and Buyer shall pay their respective shares or prorations as hereinafter provided.
           D.    PRORATIONS.
                 (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of the Closing Date:
                      (a) All real estate taxes and assessments on the Property for the current year. If any assessments against the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date). In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date.
                      (b) The Seller shall pay to the Buyer, in cash at Closing, the amount of any (i) refundable deposits and (ii) pre-paid rentals for periods after the Closing, to the extent the foregoing was actually collected by Seller under the leases and not applied or forfeited prior to the Closing Date.
                      (c) All fixed and additional rentals under the leases, and other tenant charge to Buyer on the Closing Date. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any lease). To the extent Buyer receives rents on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive or release any delinquent rents for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.
                      (d)   All operating expenses.
                      (e) All utility deposits shall be, at Buyer's option, either purchased by Buyer from Seller or refunded to Seller by the utility company at Closing with new deposits made by Buyer. Seller shall reasonably cooperate with Buyer in having the meters read as of the Closing Date and maintaining uninterrupted service to the Property.
                 (2) CALCULATION. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reported when the information is available.
     7. CONDEMNATION OR DESTRUCTION OF PROPERTY. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty and rental interruption insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable, together with the payment by Seller to Buyer of the amount of Seller's deductible under any such insurance policy. In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $100,000, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date.
     8.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
           A.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.
                 (1)  GENERAL DISCLAIMER.  Except as specifically set
forth in paragraph 8A(2) below and in the Deed, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that, during the Due Diligence Period, Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in paragraph 8A(2) below, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy.
                 (2) LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of paragraph 8A(1) above, Seller hereby represents and warrants that, except as set forth in Exhibit "F" attached hereto and made a part hereof, Seller has no present actual knowledge that any of the following statements is untrue (and, for this purpose, Seller's knowledge shall mean the knowledge of Thomas Bennett and Douglas Welker):
                      (a)   RENT ROLL.  Attached as Exhibit "G" and made
a part hereof is a true, complete and accurate list, as of the date thereof, of all tenant leases respecting the Property, and Seller has not received any written notice of a material default under any of such tenant leases that remains uncured.
                      (b) LITIGATION. There is no pending action, litigation, condemnation or other proceeding against the Property against the Property or against Seller with respect to the Property.
                      (c) COMPLIANCE. Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances (including applicable zoning, building, health, fire, safety or similar law or ordinance, order or regulation).
                      (d) LICENSES. Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that any permits, licenses and occupancy certificates required by governmental agencies or bodies necessary for the operation and occupancy of the Property, including, but not limited to, any applicable building and use permits or a certificate of occupancy, have not been obtained on all operations to date.
                      (e)   ENVIRONMENTAL.   Seller has received no
written notice that (a) the Property is in violation of any existing, applicable Environmental Law or that the Property is subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial action or obligations under any Environmental law, or (b) any underground storage tanks are now located on the Property or have previously been located on the Property. As used herein, the term "ENVIRONMENTAL LAW" shall mean any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or agency affecting the Property and pertaining to health or the environment including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1982 and the Resource Conservation and Recovery Act of 1986.
                      (f)   FOREIGN PERSON.  Seller is neither a
"foreign person" nor a "foreign corporation" as those terms are defined in
Section 7701 of the Internal Revenue Code of 1986, as amended.
                      (g)   CONDEMNATION.      Seller has received no
written notice from any governmental authorities having jurisdiction over the Property that there are any condemnation proceedings pending or threatened against all or any portion of the Property.
                      (h) TITLE. The title covenants contained in the form of the Deed attached hereto are true and correct as of the date hereof.
                      (i) SERVICE AGREEMENTS. Other than those which are cancelable on 30 days' notice, Seller has not entered into any service agreements or contracts ("SERVICE AGREEMENTS") or other agreements (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "H" attached hereto, and Seller has not received any written notice of any material default thereunder that remains uncured.
                      (j)   DUE AUTHORITY.  This Agreement and all
agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.
           B. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that: (i) this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer;
(ii) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly authorized and qualified to do all things required of it under this Agreement; and
(iii) Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.
           C. SURVIVAL. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive for a period of one (1) year following the Closing Date, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Nothing in the foregoing shall limit any liability of either party hereto to the other under any Environmental Law. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).
           D. INTERIM COVENANTS OF SELLER. Until the Closing Date or the sooner termination of this Agreement:
                 (1) Seller shall operate and maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such operation and maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.
                 (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on 30 days' notice.
                 (3) Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and, upon request, shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. After the expiration of the Due Diligence Period (unless Buyer shall have theretofore delivered a Termination Notice hereunder), Seller shall not enter into any new leases or material modifications of existing leases thereafter providing for either a term of more than one year or rents at rates less than the current rates being charged by Seller without the consent of Buyer (which consent will not be unreasonably withheld or materially delayed).
                 (4) From and after the date hereof, and until the Closing or earlier termination of this Agreement, Seller shall not sell or assign the Property or knowingly create any right, title or interest whatsoever in or to the Property or create or permit to exist any lien, encumbrance or charge thereon, other than liens or encumbrances either noted in the Title Commitment, or otherwise permitted hereunder, or those which shall be released at Closing.
                 (5) Seller shall neither transfer nor remove any Personal Property or fixtures from the Property subsequent to the date hereof, except for purposes of replacement thereof, in which case such replacements shall be promptly installed prior to Closing and shall be comparable in quantity and quality to the item(s) being replaced.
                 (6) Seller shall satisfy any and all claims for mechanics' or materialmen's liens or other claims or charges against the Property or any part thereof based on work or materials provided for or on behalf of Seller on or prior to Closing; provided, however, Seller shall have the right to contest any such claims so long as a bond is posted by Seller and/or other procedures reasonably acceptable to the Title Company are followed in order to protect such claims, so that no exception therefor appears in the Title Policy.
                 (7) All rental units shall be in "market ready" condition consistent with Seller's prior practices in the ordinary course of business (and subject to limitations on capital and other expenditures set forth in paragraph 8D(1) hereof) as of the date of Closing; provided, however, Seller and Buyer acknowledge that rental units that are vacated within ten (10) days prior to the date of Closing will be in varying conditions of make-ready for leasing, as is ordinary in the Seller's course of business. As to any units that are not in "market ready" condition as provided herein as of the date of the Closing, Buyer and Seller understand and agree that Buyer shall be entitled to credit against the Purchase Price at Closing an amount equal to the amount agreed upon at Closing by Buyer and Seller as being required to put in "market ready" condition as provided herein any units that are not in such condition as of the date of the Closing. Buyer shall have the right to re-inspect the Property during the period commencing not earlier than ten (10) days prior to the Closing and ending on the Closing solely for the purpose of verifying the maintenance of the Property in accordance with this Agreement. Seller shall continue to provide access to Buyer to the Property throughout the term of this Agreement (subject to the indemnity obligations under paragraph 5C hereof).
     9.    INDEMNIFICATION.
           A. BY BUYER. Buyer shall hold harmless, indemnify and defend Seller from and against: (1) any and all third party claims for Buyer's torts or breaches of contract related to the Property and occurring on or after the Closing Date, (2) any and all loss, damage or third party claims in any way arising from Buyer's inspections or examinations of the Property prior to the Closing Date; and (3) all costs and expenses, including reasonable attorney's fees, incurred by Seller as a result of the foregoing.
           B. BY SELLER. Seller shall hold harmless, indemnify and defend Buyer from and against: (1) any and all third party claims for Seller's torts or breaches of contract related to the Property and occurring prior to the Closing Date; and (2) all costs and expenses, including reasonable attorney's fees, incurred by the Buyer as a result of such claims.
           C. GENERALLY. Each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor of any such claim against indemnitee within thirty (30) days after it has notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within ten (10) days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorney's fees, incurred by indemnitee in effecting such settlement.
     10. DISPOSITION OF DEPOSITS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 5 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 7 HEREOF, AND BUYER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 5 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 7 OR BY BUYER'S DELIVERY TO SELLER OF THE TERMINATION NOTICE AS DESCRIBED IN PARAGRAPH 4A HEREOF OR THE DEFAULT OF SELLER, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER'S DEFAULT HEREUNDER, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL HAVE THE RIGHT TO BRING AN ACTION TO SPECIFICALLY ENFORCE THE OBLIGATION OF SELLER TO SELL THE PROPERTY HEREUNDER (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF.

           ____________                ____________
           Seller's Initials           Buyer's Initials

     11.   MISCELLANEOUS.
           A.    BROKERS AND SPECIAL CONSULTANTS.
                 (1) Except as provided in subparagraphs (2) and (3) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this paragraph 11A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.
                 (2) In addition, if and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Richard Ellis, L.L.C., located at Three First National Plaza, Chicago, Illinois ("BROKER"). The foregoing payments shall be the sole commissions, fees or payments payable to Broker in connection with the transaction hereunder.
No commission, fee or payment shall be payable to Broker except in the event of a sale hereunder and if such sale does not close for any reason (including by reason of a default by Seller or Buyer hereunder), no commission, fee or other payment of any kind shall be payable to Broker by Seller. Broker may divide the commission with other licensed real estate brokers; provided, however, that notwithstanding any agreement for the division of the commission, Seller shall be fully protected in paying the commission solely to Broker, as provided herein.
                 (3) In addition, if and only if the sale contemplated herein closes, Seller agrees to pay a fee of $80,000 to Allied Properties, Inc., a special consultant to Buyer ("BUYER'S CONSULTANT"), and the Purchase Price has been determined in part on the basis of Seller's agreement to pay the fee provided herein to Buyer's Consultant. The foregoing payments shall be the sole commissions, fees or payments payable to Buyer's Consultant by or on behalf of Seller (or any person or entity affiliated with or related to Seller in any manner) in connection with the transaction hereunder. No commission, fee or payment shall be payable to Buyer's Consultant by Seller (or any person or entity affiliated with or related to Seller in any manner) except in the event of a sale hereunder and if such sale does not close for any reason (including by reason of a default by Seller or Buyer hereunder), no commission, fee or other payment of any kind shall be payable to Buyer's Consultant by Seller (or any person or entity affiliated with or related to Seller in any manner) Buyer's Consultant may divide the commission with other licensed real estate brokers; provided, however, that notwithstanding any agreement for the division of the commission, Seller shall be fully protected in paying the commission solely to Buyer's Consultant, as provided herein.
                 (4)  Broker and Buyer's Consultant are being asked to
join in the execution of this Agreement by Seller in order to confirm their understanding of and agreement with the foregoing provisions. However, it is expressly understood by Buyer and Seller that execution by Broker and/or Buyer's Consultant is not a condition to the validity of this Agreement between Buyer and Seller, and neither Broker nor Buyer's Consultant shall, under any circumstances, be deemed a third party beneficiary of this Agreement.
           B.    LIMITATION OF LIABILITY.
                 (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnification's, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $250,000.
                 (2)  In no event shall Seller have any liability
pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) unless and until such liabilities, in the aggregate, exceed $50,000 and, thereafter, only to the extent of the amount by which such liabilities exceed $50,000 (such amount being further subject to the limitations set forth in paragraph 11B(1) above).
                 (3) No constituent partner in or agent of either party, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in either party (including, but not limited to, JMB Realty Corporation and the individuals listed in paragraph 8A(2) hereof) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and the parties hereto and their successors and assigns and, without limitation, all other persons and entities, shall look solely to the other's assets for the payment of any claim or for any performance, and each such party, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constitute partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).
           C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreement between the parties hereto respecting such matters. Without limitation thereon, the parties acknowledge that this Agreement supersedes and replaces in its entirety that certain Purchase Agreement dated as of December 31, 1995 between Seller and Buyer respecting
the Property.   This Agreement may not be modified or amended except by
written agreement signed by both parties.
           D. TIME OF THE ESSENCE. Time is of the essence of this Agreement.
           E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereof.
           F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.
           G. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to an entity controlled by, controlling or under common control with Buyer. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be biding upon the successors and assigns of the parties.
           H. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

TO BUYER:
c/o Meridian Capital Corp.
200 Crescent Court, Suite 1300
Dallas, Texas  75204
Attention:  David Ronck

WITH COPY TO:
Munsch Hardt Kopf Harr & Dinan, P.C.
1445 Ross Avenue, Suite 4000
Dallas, Texas  75202
Attention:  Robin K. Minick, Esq.

TO SELLER:

Carlyle Real Estate Limited Partnership-XI
900 North Michigan Avenue
19th Floor
Chicago, Illinois  60611
Attention:  Mr. Glenn Emig

WITH COPIES TO:

Richard Ellis, L.L.C.
Three First National Plaza
Chicago, Illinois  60602
Attention:  Mr. Jeffrey Bramson

AND TO:

Pircher, Nichols & Meeks
1999 Avenue of the Stars
Suite 2600
Los Angeles, CA  90067
Attention:  Real Estate Notices (GML)

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.
           I. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in established the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 ET SEQ.), or any successor statutes.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                 CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XI, an Illinois limited partnership

                 By:  JMB REALTY CORPORATION
                      a Delaware corporation,
                      General Partner

                      By:   _______________________________

                            Name:__________________________

                            Title:___________________________
                                             "Seller"


                 MERIDIAN CAPITAL CORPORATION,
                 a Texas corporation

                 By:  _________________________________

                      Name:____________________________

                      Title:_____________________________
                                       "Buyer"

                    ESCROW HOLDER'S ACKNOWLEDGEMENT

     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Date:___________________               NEAR NORTH TITLE COMPANY


                                  By:
____________________________________
                                     Name: ______________________________
                                     Title:
_______________________________





               JOINDER OF BROKER AND BUYER'S CONSULTANT


     Broker and Buyer's Consultant have each executed this Agreement for the purpose of evidencing its agreement to the terms of Paragraph 11A of this Agreement. Consent by either Broker or Buyer's Consultant shall not be required to amend any other term of this Agreement.


Dated: ___________________             Broker:

                                  RICHARD ELLIS, LLC



                                  By: ________________________________

                                  Name: ______________________________

                                  Title: _____________________________



Dated: ____________________            Buyer's Consultant:

                                  ALLIED PROPERTIES, INC.



                                  By: ___________________________________


                                  Name: _________________________________


                                  Title: ________________________________








                             EXHIBIT LIST



           "A" - Property Description

           "B" - Personal Property

           "C" - Intentionally Deleted

           "D" - Deed

           "E" - Assignment and Assumption Agreement

           "F" - Exceptions to Seller's Representations and Warranties

           "G" - Rent Roll

           "H" - Service Agreements



                              EXHIBIT "A"
                         PROPERTY DESCRIPTION



                              EXHIBIT "B"
                           PERSONAL PROPERTY
                      (EL DORADO VIEW APARTMENTS)


         15      G.E. Refrigerators
        240      Whirlpool Refrigerators

          1      G.E. Dishwasher
        244      Whirlpool Dishwashers

          1      G.E. Oven Range
        244      Whirlpool Oven Ranges

        245      G.E. Microwaves

                      (all above includes Clubhouse)

        115      G.E. Washers - full size

        115      G.E. Dryers - full size

        128      G.E. Stackable Washer/Dryers



                              EXHIBIT "C"

                         INTENTIONALLY DELETED


                              EXHIBIT "D"
                         SPECIAL WARRANTY DEED

THE STATE OF _______________Sec.
                            Sec.  KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF __________________Sec.

     ____________________, a _______________ limited partnership
("GRANTOR"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration paid by ____________________, a _________________ ("GRANTEE"), the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of that certain lot, tract or parcel of land situated in the City of Houston, Harris County, Texas, and being more particularly described in EXHIBIT "A" attached hereto and incorporated herein by reference for all purposes.

     TOGETHER WITH, all and singular, the rights, benefits, privileges, easements, tenements, hereditaments, appurtenances and interests thereon or in any wise appertaining thereto and with all improvements located thereon (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to as the "PROPERTY").

     For the same consideration recited above, Grantor hereby BARGAINS, SELLS and TRANSFERS, without warranty, express or implied, all interest, if any, of Grantor in (i) strips or gores, if any, between the Property and abutting or immediately adjacent properties, and (ii) any land lying in or under the bed of any street, alley, road or right-of-way, opened or proposed, abutting or immediately adjacent to the Property.

     This conveyance is made subject to the encumbrances and exceptions ("PERMITTED EXCEPTIONS") described in EXHIBIT "B" attached hereto and incorporated herein by reference for all purposes, together with any other matters of record, but only to the extent they affect or relate to the Property.

     TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions and other matters of record, as aforesaid, unto Grantee, and Grantee's successors and assigns, forever, and Grantor does hereby bind Grantor, and Grantor's successors and assigns, to WARRANT and FOREVER DEFEND, all and singular, the Property, subject to the Permitted Exceptions, unto Grantee, and Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

     Grantee, by its acceptance hereof, does hereby assume and agree to pay any and all ad valorem taxes and special assessments pertaining to the Property for calendar year 1996 and subsequent years, there having been a proper proration of ad valorem taxes for the current calendar year between Grantor and Grantee.

     EXECUTED as of the ___ day of __________, 1996.

                                       GRANTOR:


________________________________________
                                       By:
________________________________

                                             By:
________________________
                                             Name:
______________________
                                             Title:
_______________________



THE STATE OF _______________      Sec.
                                  Sec.
COUNTY OF __________________      Sec.

     This instrument was acknowledged before me on this the ____ day of __________, 1996, by __________________________________________________ of
___________________________________, the general partner of
________________________________________, on behalf of such corporation and partnership.



________________________________________
                                       Notary Public in and for the
State of _________


______________________________________
                                       Printed Name of Notary Public
My Commission Expires:

_____________________


                                       GRANTEE'S ADDRESS FOR NOTICES:


___________________________________

___________________________________

___________________________________

___________________________________


WHEN RECORDED, RETURN TO:

Robin K. Minick, Esq.
Munsch Hardt Kopf Harr & Dinan, P.C.
4000 Fountain Place
1445 Ross Avenue
Dallas, Texas  75202-2790



                              EXHIBIT "E"
                BILL OF SALE, ASSIGNMENT AND ASSUMPTION
     (_________________________; _______________, _______________)


     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, ________________________________________, a ___________________________________ ("SELLER"), hereby sells, transfers, assigns and conveys to ________________________________________, a ___________________________________ ("BUYER"), the following:

     1. PERSONAL PROPERTY. All right, title and interest of Seller in and to those items of tangible personal property described in Exhibit "A" attached hereto and made a part hereof ("PERSONAL PROPERTY"), located upon, and used in the operation of, that certain apartment complex commonly known as "______________________________" located in the City of Houston, County of Harris, State of Texas (the "PROPERTY").

     2. LEASES. All right, title and interest of Seller in and to all leases ("LEASES") relating to the Property and described in Exhibit "B" attached.

     3. SERVICE AGREEMENTS. All right, title and interest of Seller in and to all service agreements ("SERVICE AGREEMENTS") relating to the Property, or any part of the same and described in Exhibit "C" attached hereto.

     4. INTANGIBLE PROPERTY. All right, title and interest of Seller, to the extent assignable, in and to the name "___________________________________", and all contract rights, agreements, tenant lists, governmental permits, licenses and approvals, advertising material and telephone exchange numbers (collectively, the "INTANGIBLE PROPERTY") directly relating to the Property.

     This Bill of Sale, Assignment and Assumption is given pursuant to that certain agreement ("AGREEMENT") dated as of December __, 1995, between the Seller and Buyer, providing for, among other things, the assignment of the Personal Property, Tenant Leases, Service Agreements and Intangible Property. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in paragraph 11B of the Agreement) provided in the Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. Said property is conveyed "as is" without warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement.

     DATED:  As of _______________, 1996.

                                  ____________________________________,
                                  a __________________________________

                                  By:  _______________________________
                                       Name:  ________________________
                                       Title: ________________________



                          ASSUMPTION BY BUYER


           As of this ____ day of _______________, 1996, Buyer hereby accepts the foregoing assignment of Leases, Service Agreements and other contracts, agreements assigned hereby and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller thereunder, to the extent the same arise from and after the date hereof.


                                  ____________________________________,
                                  a __________________________________

                                  By:  _______________________________
                                       Name:  ________________________
                                       Title: ________________________



                              EXHIBIT "F"
         EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES


                              EXHIBIT "G"
                               RENT ROLL
                      (EL DORADO VIEW APARTMENTS)



EXHIBIT "H"
SERVICE AGREEMENTS
(EL DORADO VIEW APARTMENTS)
VENDOR
SERVICE
DATE
Big Country Control
Pest Control
2-24-92
Mueller Water Conditioning, Inc.
Water Conditioner
7-1-84
Vendco Vending Company, Inc.
Vending Machines
12-28-92
S.L.J. & Associates
Phone Equipment
1-1-92
Storer Cable Communications
Cable Television
4-1-83
Permacide Termite & Pest Control
Pest Control
12-1-94
Advanced Investigation and Security
Security Patrol
9-1-91
Apartments For Rent
Advertising
12-1-94
CSC Credit Services, Inc.
Credit Services
3-1-93
Houston Lighting & Power
Security Lighting
Laundry Room
6-3-86
BFI
Waste Removal
4-1-93